SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   GSV, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                                   GSV, INC.
                               116 Newark Avenue
                             Jersey City, NJ 07302

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be held on August 30, 2000

            NOTICE IS HEREBY GIVEN to the stockholders of GSV, INC., a Delaware corporation (the "Company"), that a Special Meeting of Stockholders (the "Meeting") will be held at the offices of the Company at 116 Newark Avenue, Jersey City, NJ 07302 at 10:00 a.m., New Jersey time, on August 30, 2000 for the following purposes:

      1. To approve a one for five reverse stock split of the Company's issued and outstanding Common Stock; and

      2. To transact such other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

      Only stockholders of the Company of record at the close of business on July 10, 2000 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

                                          By Order of the Board of Directors,
                                          /s/ Jeffrey S. Tauber
                                          Jeffrey S. Tauber
                                          Chairman

Jersey City, New Jersey
July 24, 2000

                                RETURN OF PROXIES

      A PROXY AND SELF-ADDRESSED ENVELOPE ARE ENCLOSED FOR YOUR USE IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON. WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING AND RETURNING HIS OR HER PROXY, REGARDLESS OF THE NUMBER OF SHARES OF STOCK HELD BY SUCH STOCKHOLDER. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                                    GSV, INC.
                                 PROXY STATEMENT

                                     GENERAL

      The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of GSV, INC., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held at the offices of the Company at 116 Newark Avenue, Jersey City, NJ 07302 on August 30, 2000 at 10:00 a.m., New Jersey time, or at any postponement or adjournment thereof (the "Meeting.") The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Special Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about July 24, 2000 to all of the stockholders of the Company of record on July 10, 2000. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

      The management of the Company knows of no business other than the items specified in the Notice of Special Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

      The persons named as proxies are Jeffrey S. Tauber, Chairman of the Board and Chief Executive Officer, and Kevin Miller, President. Shares represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of such specification, the shares will be voted FOR
(i) the one for five reverse stock split of the Company's issued and outstanding Common Stock; and (ii) in the discretion of the proxies, on such other business as may properly be brought before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                                  VOTING RIGHTS

      Only stockholders of record at the close of business on July 10, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 10,689,228 shares of Common Stock par value $.001 per share


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

("Common Stock"). There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by Proxy duly authorized in writing. No shares have cumulative voting rights.

      The presence in person or by Proxy at the Meeting of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote will be required to approve a one for five reverse stock split of the Company's issued and outstanding Common Stock and to act on all other matters properly brought before the Meeting. If a stockholder abstains on any such matter, the stockholder's shares are considered present at the Meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on such matter the shares are not considered entitled to vote at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The stockholders vote at the Meeting by casting ballots (in person or by Proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office.

      With regard to the proposals to be acted upon at the Meeting, dissenting stockholders do not have appraisal rights.

      Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.


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

                               SECURITY OWNERSHIP

      The following table sets forth certain information as of the Record Date regarding the share ownership of the Company by (i) each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director, Jeffrey S. Tauber, its Chief Executive Officer, and each of the four most highly compensated executive officers, other than the Chief Executive Officer, whose annual base salary and bonus compensation exceeded $100,000 during the fiscal year ended December 31, 1999 ("Named Executive Officers"); and (iii) all directors and executive officers as a group.

                                                  Amount and
                                                    Nature      Percentage of
                                                 of Beneficial   Outstanding
 Name and Address of Beneficial Owner (1)        Ownership (2)  Shares Owned (3)
 ----------------------------------------        -------------  ----------------

Named Executive Officers and Directors

Jeffrey S. Tauber (4)                               1,976,378       18.3%
Jeffrey Leist (5)                                      75,000           *
Howard Kuntz III                                      445,775        4.2%
Richard Gilbert (6)                                         0           *
Michael Kempner (7)                                     8,917           *
Ian S. Phillips                                       470,000        4.4%
Warren Struhl (7)                                       8,917           *

All executive  officers and directors as a group
(9 persons)                                         3,180,172       28.7%


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

Beneficial Owners of in Excess of 5% (other than directors and Named Executive Officers)

Jane S. Tauber (8)                                     1,976,378        18.3%
The Jeffrey S. Tauber
Grantor
   Retained Annuity
Trust                                                    372,424         3.5%
The Jane S. Tauber
Grantor
   Retained Annuity
Trust                                                    372,424         3.5%

-------------------------
*     Denotes less than 1%

(1) The address of each beneficial owner identified is c/o GSV, Inc., 116 Newark Avenue, Jersey City, NJ 07302 except for (i) Michael Kempner which is The MWW Group, Inc., One Meadowlands Plaza, East Rutherford, NJ 07073-2137, (ii) Warren Struhl which is c/o Awards.com, 1100 Valley Brook Avenue, Lyndhurst, New Jersey 07071, (iii) Ian S. Phillips which is c/o The Magellan Group, 137 Rowayton Avenue, Rowayton, CT 06853, and (iv) Howard J. Kuntz III which is c/o The Magellan Group, 137 Rowayton Avenue, Rowayton, CT 06583.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner on the Record Date of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options or warrants.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date hereof have been exercised, and (ii) 10,689,228 shares of Common Stock were outstanding, before any consideration is given to such options or warrants.

(4) Consists of 572,015 shares held directly, 372,424 shares of Common Stock in name of The Jeffrey S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jane S. Tauber as trustees and 944,439 shares of Common Stock held in the name of Mr. Tauber's wife, Jane, including 372,424 shares held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey S. Tauber as trustees. Mr. Tauber disclaims beneficial ownership of all of the shares held in the name of the Jane S. Tauber Grantor Retained Annuity Trust. Also includes 87,500 options which are vested as of the Record Date.

(5) Includes Common Stock options that were exercisable as of the Record Date. Mr. Leist's employment with the Company ceased effective April 11, 2000.

(6) No Common Stock options were exercisable as of the Record Date. Mr. Gilbert's employment with the Company ceased effective February 9, 2000.

(7)   Includes Common Stock options that were exercisable as of the Record Date.

(8) Includes 372,424 shares of Common Stock held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey S. Tauber as trustees, and 1,031,939 shares of Common Stock and options held in the name of Jeffrey S. Tauber, Mrs. Tauber's husband, including 372,424 shares held in the name of The Jeffrey S. Tauber Grantor Retained Annuity Trust with Kevin S. Miller and Jane S. Tauber as trustees. Jane S. Tauber disclaims beneficial ownership of all of the shares held in the name of The Jeffrey S. Tauber Grantor Retained Annuity Trust.

      Information contained in this Proxy Statement with regard to stock ownership was obtained from the Company's stockholders' list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

                                 PROPOSAL NO. 1:

                       APPROVAL OF THE REVERSE STOCK SPLIT

      The Board of Directors believes it would be in the best interest of the Company and its stockholders to effect a reverse stock split of five shares of the Company's issued and outstanding Common Stock into one new share of Common Stock (the "Reverse Stock Split"). In this regard, the Board has unanimously approved, and recommends to stockholders that they approve, the Reverse Stock Split, as described herein. The Reverse Stock Split will be effected by the filing of an amendment to the Company's Certificate of Incorporation, which contains the changes relating to the Reverse Stock Split, substantially as set forth in Exhibit A to this Proxy Statement.

      If the Reverse Stock Split is approved, each of five shares of the Company's Common Stock would be changed into one share of Common Stock. The par value of the Common Stock would not be changed from $.001 per share. Cash in lieu of fractional shares would be paid to the stockholders upon the sale of such fractional interest in an amount equal to the product obtained by multiplying (a) the closing sale price per share of the Common Stock as reported by Nasdaq Small Cap on the last trading day preceding the Effective Date by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Conversion rates for the number of shares issuable upon exercise of outstanding warrants and options and the exercise price per share will be adjusted accordingly.

      There are presently 75,000,000 shares of Common Stock authorized by the Company's Certificate of Incorporation, as amended. The number of authorized shares of Common Stock will not be reduced by the Reverse Stock Split. As of the Record Date, there were 10,689,228 shares of

Common Stock issued and outstanding and 3,593,688 shares of Common Stock reserved for issuance upon the conversion or exercise of outstanding warrants and options. Upon adoption of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be approximately 2,137,846 and the number of shares of Common Stock reserved for issuance in connection with outstanding warrants and options will be approximately 718,738.

PURPOSES OF THE REVERSE STOCK SPLIT

      The Common Stock is currently listed on the Nasdaq National Market ("Nasdaq"). The Company has failed to maintain a minimum bid price of $1.00 for the Common Stock over 30 consecutive trading days as required for continued listing on Nasdaq. The Company has been informed by Nasdaq that it will be provided 90 calendar days, or until September 18, 2000, to regain compliance with this requirement. However, if the Company is unable to demonstrate compliance on or before September 18, 2000, then the Common Stock will be delisted from Nasdaq at the opening of business on September 20, 2000.

      The Board of Directors believes that a Reverse Stock Split will enable the Company to maintain its listing of the Company's Common Stock on Nasdaq. In order for a security to maintain its eligibility for listing on Nasdaq, such security must have a minimum bid price of $1.00 for a sustained period. As of the Record Date, the minimum bid price of the Common Stock was $0.281 per share, as reported by Nasdaq. If effected, the Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding. The Board expects that such reduction will result in an increase in the bid price of the Common Stock to a level above the current bid price and to at least $1.00 per share. However, since there are numerous factors and contingencies that could affect the bid price of the Common Stock, there can be no assurance that such increase in the bid price will occur, or if it occurs, that the bid price will be at least $1.00 per share for a sustained period.

      In addition, the Board of Directors believes that the Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionately the per share market value of the Common Stock. The Board also believes that the Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increase price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date (as defined herein) of the Reverse Stock Split.

      The Board of Directors believes that some of the practices and policies of brokerage firms tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those practices and policies pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commissions on the sale of lower priced stocks generally represent a higher percentage of the sales price than the commissions on relatively higher priced stocks. The Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

      The Board makes no assurance that the market value of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. Accordingly, there can be no assurance that the foregoing objectives will be achieved or that the market price of the Common Stock resulting upon implementation of the Reverse Stock Split will be maintained for any period of time.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

      Pursuant to the Reverse Stock Split, each holder of five shares of Common Stock, par value $.001 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split, would become the holder of one share of Common Stock, par value $.001 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

      On the Effective Date, the interest of each stockholder of record who owns fewer than five shares of Common Stock will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in the assets or any future earnings of the Company. Shares of Common Stock no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

      Consummation of a Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain at 75,000,000 shares. Proportionate voting rights and other rights and privileges of the holders of Common Stock will not be altered by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares, as described above). All issued and outstanding warrants and options would be appropriately adjusted for the Reverse Stock Split automatically on the Effective Date.

      If approved, the Reverse Stock Split will result in some stockholders owning odd lots of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher, particularly on a per share basis, than the costs of transactions in round lots of even multiples of 100 shares.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCES

      As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuances after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of Directors of the Company, including, among others, future financing transactions.

      Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views the Reverse Stock Split as an anti-takeover measure, the Company could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

      Additionally, stockholders should note that certain disadvantages may result from the creation of the Increased Available Shares. In the event the Reverse Stock Split is approved by the stockholders and effected by the Board, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares. Any such additional shares may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

      The Reverse Stock Split, if approved by the Company's stockholders, would become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Exhibit A. It is expected that such filing will take place on or shortly after the date of the Meeting, assuming stockholders approve the Reverse Stock Split. However, the exact timing of the filing of the Amendment to the Certificate of Incorporation will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right to forego or delay the Reverse Stock Split Amendment for up to twelve months following the stockholder approval thereof.

      Shortly after the Effective Date, stockholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of Common Stock resulting from the Reverse Stock Split will be issued and forwarded to the stockholders (and cash in lieu of any fractional share interest); however, each certificate


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

representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock (and cash in lieu of fractional shares, as described above) that such stockholder is entitled to receive as a consequence of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

      After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between the rights of the shares of Old Common Stock outstanding prior to the Reverse Stock Split and the New Common Stock outstanding after the Reverse Stock Split is effected.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. It should be noted that this summary is based upon the federal income tax laws currently in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only, and does not purport to address all aspects of the range of possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequences of the Reverse Stock Split under any state, local or foreign tax laws.

      No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company in connection with the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT ITS TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAXES, AND ANY OTHER TAX LAWS.

      The Board of Directors believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by a stockholder of Common Stock who exchanges its Old Common Stock for New Common Stock, except that a holder of Common Stock who receives cash proceeds from the sale of fractional shares of Common Stock will recognize a gain or loss equal to the difference, if any, between such proceeds and the basis of its Common Stock allocated to its fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if its fractional share interests are held as capital assets at the time of


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

their sale, (ii) the tax basis for the New Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefore, less the tax basis allocated to fractional share interests and (iii) the holding period for shares of New Common Stock will include the holding period of Old Common Stock exchanged therefore, provided that such Common Stock was held as a capital asset immediately prior to the Effective Date.

Recommendation of the Board of Directors

      The Board of Directors has considered this Proposal and believes that the Reverse Stock Split of the Company's issued and outstanding shares of Common Stock is in the best interests of its stockholders and the Company.

      The Board of Directors unanimously recommends a vote FOR Proposal No. 1.

                                 OTHER BUSINESS

      Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.


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

                       ANNUAL REPORT AND QUARTERLY REPORT

      All stockholders of record as of the Record Date, have been sent herewith a copy of the Company's (i) Annual Report for the fiscal year ended December 31, 1999 and (ii) Quarterly Report for the quarter ended March 31, 2000.

                                          By Order of the Board of Directors
                                          /s/ Jeffrey S. Tauber
                                          Jeffrey S. Tauber
                                          Chairman


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

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    GSV, INC.

                  ---------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  ---------------------------------------------

      GSV, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors held on July 12, 2000.

      SECOND: Thereafter, said amendment was approved by the stockholders of the Corporation entitled to vote thereon at a Special Meeting of Stockholders held on August 30, 2000.

      THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation by deleting the first paragraph of Article FOURTH thereof and substituting in lieu thereof the following:

      "FOURTH: The total number of shares of capital stock which may be issued by the Corporation is Eighty Million (80,000,000), seventy-five million (75,000,000) of which shall be Common Stock, having a par value of $.001 and five million (5,000,000) of which shall be preferred stock, having a par value of $.001.

      Simultaneously with the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation (the "Effective Date"), each share of common stock, par value $.001, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Stock Split"), without any action on the part of the holder thereof, as one-fifth of one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the average of the high-bid and low-asked per share prices of the Common Stock as reported on the Nasdaq National Market on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Stock Split), multiplied by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interests."

      FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman, Chief Executive Officer and President this 30th day of August, 2000.

                                  GSV, INC.


                                  By:
                                      ---------------------------------
                                      Jeffrey S. Tauber
                                      Chairman, Chief Executive Officer
                                      and President

                                   GSV, INC.
               FORM OF PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                August 30, 2000

      The undersigned hereby appoints JEFFREY S. TAUBER, and KEVIN MILLER, as Proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock, $0.001 par value, of GSV, Inc. held of record by the undersigned at the close of business on July 10, 2000 at the Special Meeting of Stockholders, (the "Meeting") of GSV, INC. on August 30, 2000 at 10:00 a.m. local time or at any adjournments thereof.

1.    To approve a five for one reverse stock split of the Company's Common
      Stock.

      FOR:|_| AGAINST: |_| ABSTAIN: |_|

2. In their discretion the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Stockholder Signature:________________________    Date:___________, 2000

Signature if held jointly:____________________    Date:___________, 2000

NOTE: Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as a corporation, please give your full corporate name and sign by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.